Exhibit 15.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1)Registration Statement (Form F-3 No. 333-278331),
(2)Registration Statement (Form S-8 No. 333-223301) pertaining to Employee Benefit Plans, and
(3)Registration Statement (Form S-8 No. 333-293341) pertaining to Employee Benefit Plans of our reports dated March 9, 2026, with respect to the consolidated financial statements of Deutsche Bank Aktiengesellschaft and the effectiveness of internal control over financial reporting of Deutsche Bank Aktiengesellschaft included in this Annual
Report (Form 20-F) for the year ended December 31, 2025.
/s/ EY GmbH and Co. KG Wirtschaftspruefungsgesellschaft
Eschborn/Frankfurt am Main, Germany
March 12, 2026